UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2016

MaxPoint Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36864	20-5530657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices, including zip code)

(800) 916-9960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2016, MaxPoint Interactive, Inc. (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its common stock, $0.00005 par value per share (“Common Stock”), on the NYSE and to list its Common Stock on the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects the listing and trading of its Common Stock on the NYSE will cease at market close on May 12, 2016, and that trading of its Common Stock will commence on Nasdaq on May 13, 2016. The Common Stock has been approved for listing on Nasdaq, with the Common Stock continuing to trade under the symbol “MXPT.”

A copy of the press release issued by the Company announcing the transfer to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release, dated May 2, 2016, entitled "MaxPoint Interactive to Transfer Stock Exchange Listing to Nasdaq"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxPoint Interactive, Inc.

By:	/s/ Brad Schomber
Brad Schomber
Chief Financial Officer

Dated: May 2, 2016

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated May 2, 2016, entitled "MaxPoint Interactive to Transfer Stock Exchange Listing to Nasdaq"

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